Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

ENDO PHARMACEUTICALS ANNOUNCES

APPOINTMENT OF NEW CHIEF OPERATING OFFICER

CHADDS FORD, Pa., March 12, 2010 — Endo Pharmaceuticals (NASDAQ: ENDP) announced today the appointment of Julie McHugh as the company’s executive vice president and chief operating officer, effective March 15, 2010.

Most recently, Ms. McHugh was president and CEO for Nora Therapeutics, a venture capital backed biotech start-up developing novel therapies to prevent implantation failure in the setting of in-vitro fertilization and recurrent pregnancy loss. Before joining Nora, she held senior positions at Johnson & Johnson during a twelve year period. Her last role at J&J was Company Group Chairman for the Global Virology Business Unit. Before that she was President of Centocor, Inc., a J&J company. Previously, Ms. McHugh held marketing positions of increasing scope and accountability at Astra-Merck, Rhone-Poulenc Rorer (Sanofi Aventis) and SmithKline (GlaxoSmithKline).

Julie currently serves on the Board of Visitors for the Smeal College of Business of the Pennsylvania State University, the Board of Directors for the Nathaniel Adamczyk Foundation and was 2009 Chairman of the Board of Directors for the Pennsylvania Biotechnology Association. She received her Bachelor of Science degree from Pennsylvania State University and her Masters of Business Administration degree from Saint Joseph’s University.

“I am very pleased to announce Julie’s appointment as our chief operating officer,” said David Holveck, president and chief executive officer of Endo Pharmaceuticals. “Julie is uniquely qualified to serve in this important role given her leadership experience in general management, strategic marketing, product management, sales leadership and portfolio planning. With her impressive track record of leading businesses and delivering strong financial results in the consumer, pharmaceutical and biotechnology arenas, Julie is ideally suited to lead in our transformation to provide integrated healthcare solutions throughout the patient care pathway.”

About Endo

Endo Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development, sale and marketing of branded and generic prescription pharmaceuticals used to treat and manage pain, prostate cancer and the early onset of puberty in children, or central precocious puberty (CPP). Its products include LIDODERM®, a topical patch to relieve the pain of postherpetic neuralgia; Percocet® and Percodan® tablets for the relief of moderate-to-moderately severe pain; FROVA® tablets for the acute treatment of migraine attacks with or without aura in adults; OPANA® tablets for the relief of moderate-to-severe acute pain where the use of an opioid is appropriate; OPANA® ER tablets for the relief of moderate-to-severe pain in patients requiring continuous, around-the-clock opioid treatment for an extended period of time; Voltaren® Gel, which is owned and licensed by Novartis AG, a nonsteroidal anti-inflammatory drug indicated for the relief of the pain of osteoarthritis of joints amenable to topical treatment, such as those of the hands and the knees; VANTAS® for the palliative treatment of advanced prostate cancer; SUPPRELIN® LA for the treatment of early onset puberty in children; and VALSTAR™ for the treatment of BCG-refractory carcinoma in situ (CIS) of the urinary bladder in patients for whom immediate cystectomy would be associated with unacceptable medical risks. The company markets its branded pharmaceutical products to physicians in pain management, urology, endocrinology, oncology, neurology, surgery and primary care. More information, including this and past press releases of Endo Pharmaceuticals, is available at www.endo.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the company’s financial position, results of operations, market position, product development and business strategy, as well as estimates of future total revenues, future expenses, future net income and future earnings per share. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in this presentation. These factors include, but are not limited to: our ability to successfully develop, commercialize and market new products; timing and results of pre-clinical or clinical trials on new products; our ability to obtain regulatory approval of any of our pipeline products; competition for the business of our branded and generic products, and in connection with our acquisition of rights to intellectual property assets; market acceptance of our future products; government regulation of the pharmaceutical industry; our dependence on a small number of products; our dependence on outside manufacturers for the manufacture of a majority of our products; our dependence on third parties to supply raw materials and to provide services for certain core aspects of our business; new regulatory action or lawsuits relating to our use of narcotics in most of our core products; our exposure to product liability claims and product recalls and the possibility that we may not be able to adequately insure ourselves; the successful efforts of manufacturers of branded pharmaceuticals to use litigation and legislative and regulatory efforts to limit the use of generics and certain other products; our ability to successfully implement our acquisition and in-licensing strategy; regulatory or other limits on the availability of controlled substances that constitute the active ingredients of some of our products and products in development; the availability of third-party reimbursement for our products; the outcome of any pending or future litigation or claims by third parties or the government, and the performance of indemnitors with respect to claims for which we have been indemnified; our dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of our total revenues; a determination by a regulatory agency that we are engaging or have engaged in inappropriate sales or marketing activities, including promoting the “off-label” use of our products and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our annual report on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on February 26, 2010. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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